                                 Enerval, L.L.C.

                                      17.5

                          Second Amendment to Operating
                        Agreement of Operating Agreement
                        of Atlantic CNRG Services, L.L.C.
                               Dated June 17, 1998





                        CONFIDENTIAL TREATMENT REQUESTED